SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                    FORM 8-K

------ -------------------------------------------------------------------------
                                 CURRENT REPORT

------ -------------------------------------------------------------------------
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 14, 1998


                            FREEDOM CHEMICAL COMPANY
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

Delaware                       33-84778                      51-0340498
(State or Other               (Commission File              (I.R.S. Employer
 Jurisdiction                  Number)                       Identification No.)
 of Incorporation or
 Organization)


          Five Radnor Corporate Center, 100 Matsonford Road, Suite 170,
          ------------------------------------------------------------
                           Radnor, Pennsylvania 19087
                           --------------------------
               (Address of Principal Executive Offices) (Zip Code)

        Registrant's Telephone Number, Including Area Code (610)964-9970
                                                            ------------

Item 5.           Other Events

        On January 14, 1998, Freedom Chemical Company and The BFGoodrich Company announced that The BFGoodrich Company has entered into a definitive agreement with the stockholders of Freedom Chemical to acquire that company for approximately $375 million in cash. Freedom Chemical's majority stockholder is Joseph Littlejohn & Levy ("JLL"), a private investment firm. The acquisition is expected to be completed during the first quarter of 1998, subject to certain regulatory filings and the completion of normal closing matters.

         A copy of the press release issued by Freedom Chemical Company and The BFGoodrich Company on January 14, 1998 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.


Item 7.           Financial Statements and Exhibits

                  (c) Exhibits

                  Exhibit No.               Description

                  99.1                      Press Release dated January 14, 1998

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                Freedom Chemical Company. Inc.

                                                By: /s/ Dennis M. Monahan
                                                    ---------------------
                                                        Dennis M. Monahan
                                                        VP, Finance and Control

January 27, 1998

                                  EXHIBIT INDEX

Exhibit No.                Description of Exhibit

99.1                       Press Release dated January 14, 1998

For further information:

         The BFGoodrich Company
         Media Contact; Rob Jewell (330) 659-7999
         Investor Contact; John Atkinson (330) 659-7788

         Freedom Chemical Company
         Contact: Dennis M. Monahan (610) 964-3703


BF GOODRICH TO FURTHER EXPAND SPECIALTY CHEMICALS BUSINESSES
WITH ACQUISITION OF FREEDOM CHEMICAL COMPANY

        RICHFIELD, Ohio, January 14 -- The BFGoodrich Company and Freedom Chemical Company announced today that BFGoodrich has entered into a definitive agreement with the stockholders of Freedom Chemical to acquire that company for approximately $375 million in cash. Freedom Chemical's majority stockholder is Joseph Littlejohn & Levy ("JLL"), a private investment firm. The acquisition is expected to be completed during the first quarter of 1998, subject to certain regulatory filings and the completion of normal closing matters.

        Headquartered in Radnor, Pa., Freedom Chemical Company is leading global manufacturer of specialty and fine chemicals that are sold to a variety of customers who use them to enhance the performance of their finished products. The company has leadership positions as a supplier of specialty chemical additives used in personal care, food and beverage, pharmaceutical, textile, graphic arts, paints, colorants and coatings applications and as chemical intermediates.

        Freedom Chemical Company had sales of about $300 million in 1997, of which approximately 40 percent came from international markets. The company has about 1,100 employees and office and manufacturing facilities at Charlotte, N.C.; Cincinnati, Ohio; Kalama, Wash.; Cowpens, S.C.; Dewsbury, United Kingdom; Munich and Raubling, Germany; and Madras and Baroda, India.

        "This acquisition reflects our strategy of expanding our company in a responsible and profitable manner as quickly and aggressively as possible," said David L. Burner, BFGoodrich chairman and chief executive officer. "We are going to continue to focus on the strategic actions necessary to build our aerospace and specialty chemicals businesses in a way that will increase shareholder value."

        David B. Price, BFGoodrich executive vice president and president and chief operating officer of BFGoodrich Specialty Chemicals, said: "The acquisition of Freedom Chemical Company accelerates the growth of our specialty chemicals businesses, both in strategic market segments and in geographical areas outside North America. This key acquisition will increase the size of our specialty chemicals businesses by approximately 30 percent; expand Goodrich's already strong presence in industries such as personal care, pharmaceuticals and textiles; and allow us to enter attractive new growth sectors for us such as food and beverages."

         Fred P, Rullo, chairman and chief executive officer of Freedom Chemical Company, said, "There are significant synergies between Freedom's and BFGoodrich's specialty chemicals businesses. Our business philosophy, direction and objectives closely parallel each other. The future of the combined companies is very exciting."

         The purchase of Freedom Chemical Company, which is expected to be non-dilutive to BFGoodrich earnings in 1998 and accretive thereafter, is the eighth specialty chemicals acquisition by BFGoodrich in the past two years. In December 1997, BFGoodrich completed the acquisition of C.H. Patrick & Co. More recently, on January 5, the company announced that it had acquired additional thermoplastic polyurethane production capacity at Shepton Mallet, England, from ICI Polyurethanes.

        Freedom Chemical Company consists of four wholly owned subsidiaries; Kalama Chemical, Inc., Freedom Chemical Diamalt GmbH, Hilton Davis Chemical Co. and Freedom Textile Chemicals Co.

         Kalama, headquartered in Kalama, Wash., is the largest U, S. producer of benzoic acid and benzaldehyde, used in the manufacture of preservatives, flavors and fragrances. Kalama is also the largest U.S. manufacturer of sodium and potassium benzoate, the world's most widely used diet soft drink preservative.

        Freedom Chemical Diamalt, based in Munich, Germany, produces pharmaceutical intermediates and active ingredients for prescription pharmaceuticals and over-the-counter products, and amino acids used in foods, pet foods and personal care products. It also manufactures natural thickeners and hydrocolloid gelling agents for the food, pet food, personal care and textile industries.

        Hilton Davis, headquartered in Cincinnati, Ohio, produces pigments and colorants for use in paints, coatings, inks, carbonless copy dyes and technical dyes. Hilton Davis is one of the largest domestic producers of FDA-approved synthetic food colorants and produces pharmaceutical and cosmetic colors.

        Freedom Textile Chemicals, based in Charlotte, N.C., manufactures and sells a broad line of products for the textile, paper and leather industries.

        Following the completion of the acquisition, Freedom Chemical Company businesses will be integrated into existing BFGoodrich specialty additives businesses. "This acquisition represents a very strong strategic fit with existing BFGoodrich specialty additives businesses and creates opportunities for substantial synergies that should, result in both growth opportunities and significant cost savings," John A. Weaver, group vice president, Specialty Additives & Group of BFGoodrich Specialty Chemicals, said.

         BFGoodrich Specialty Chemicals is a leading manufacturer and supplier of specialty additives and specialty plastics for a wide range of applications, including textiles, coatings, personal care, pharmaceuticals, graphic arts, industrial piping, plumbing and automotive.

         In addition to producing specialty chemicals, The BFGoodrich Company is a leading provider of aircraft systems and services. In December 1997 the company completed a $1.3 billion merger with Rohr, Inc. Following the completion of the acquisition of Freedom Chemical Company, sales for The BFGoodrich Company in 1998 are expected to be about $4 billion.

         Joseph Littlejohn & Levy is a recognized leader in corporate restructuring and build-up investments that manages in excess of $1.6 billion of equity capital. JLL makes investments across a broad range of industries including automotive parts, healthcare, media, specialty chemicals, food products and basic manufacturing.


January 14, 1998